UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2014 (July 1, 2014)

NEW YORK GLOBAL INNOVATIONS INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2014, the Compensation Committee and Board of Directors of New York Global Innovations Inc., or the Company, determined that Tal Gilat, President and Chief Executive Officer of the Company, would serve in his role in a reduced capacity as a consultant to the Company, effective as of July 1, 2014, due to the Company’s current state of operations and recent shell company classification.  Mr. Gilat shall be required to devote approximately 40 hours per month to the Company and shall be paid consulting fees of $3,000 per month plus VAT, and shall receive reimbursement for reasonable pre-approved out of pocket expenses necessarily incurred in the performance of his duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK GLOBAL INNOVATIONS INC.

By:	/s/ Tal Gilat
Name:	Tal Gilat
Title:	President and Chief Executive Officer

Date:  July 8, 2014